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                                                                    Exhibit 10.7

                          LANDMARK SYSTEMS CORPORATION

                        1998 EMPLOYEE STOCK PURCHASE PLAN

1.  PURPOSE OF PLAN

The purpose of the Landmark Systems Corporation 1998 Employee Stock Purchase Plan is to provide a method for employees of Landmark Systems Corporation and its subsidiaries to acquire a proprietary interest in Landmark Systems Corporation through the purchase of common stock of Landmark Systems Corporation. The Landmark Systems Corporation 1998 Employee Stock Purchase Plan is intended to comply with the terms of Section 423 of the Internal Revenue Code of 1986, as amended.

2.  DEFINITIONS

Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

               2.1 "Board" means the Board of Directors of the Corporation.

               2.2 "Cash Compensation" means the amounts paid to an Eligible Employee in cash for the performance of services, including cash payments of overtime, commissions, incentive compensation, and bonuses, before deduction of salary reduction contributions from the Eligible Employee's cash compensation pursuant to elections under a plan subject to Section 125 or 401(k) of the Code.

               2.3 "Code" means the Internal Revenue Code of 1986, as amended, or any successor law. A reference to a particular section of the Code shall include a reference to any regulations issued under the section and to the corresponding section of any successor law.

               2.4 "Commission" means the Securities and Exchange Commission or any successor agency.

               2.5 "Committee" means, if applicable, the committee established by the Board pursuant to Section 3 to be responsible for the general administration of the Plan.

               2.6 "Common Stock" means shares of the voting common stock, par value $0.01 per share, of the Corporation.

               2.7 "Corporation" means Landmark Systems Corporation, a Virginia corporation, or any successor thereto.
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               2.8 "Eligible Employee" means any employee of the Corporation or of any Subsidiary who meets the eligibility requirements of
               Section 4, whether or not such person is a U.S. citizen.

               2.9 "Enrollment Form" means the form filed with the Corporation authorizing payroll deductions pursuant to Section 6.

               2.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               2.11 "Fair Market Value" means the lesser of (a) the closing price of the Common Stock reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") in the national market on the business day before the Offering Commencement Date, or (b) the closing price of the Common Stock reported on NASDAQ in the national market on the business day before the Offering Termination Date, provided that if there should be no sales of Common Stock reported on any such date, the Fair Market Value shall be deemed equal to the closing price as reported by NASDAQ for the last preceding date on which sales of Common Stock were reported. In the event that the Common Stock is listed upon an established stock exchange or exchanges, "Fair Market Value" means the closing price of Common Stock on the exchange that trades the largest volume of Common Stock on such date.

               2.12 "Investment Date" means the date on which shares of Common Stock are acquired. If the Common Stock is acquired from the Corporation, the "Investment Date" shall be the last business day of each Purchase Period during which shares of Common Stock are traded. If the Common Stock is purchased in the over-the-counter market or in a private transaction, the "Investment Date" shall be the date on which Common Stock is purchased.

               2.13 "Offering Commencement Date" means the first day of each calendar quarter.

               2.14 "Offering Termination Date" means the last day of each calendar quarter.

               2.15 "Participating Employee" means each Eligible Employee who elects to participate in the Plan by filing an Enrollment Form pursuant to Section 6.

               2.16 "Payroll Deduction Account" means the account established for a Participating Employee to hold payroll deductions pursuant to Section 6.

               2.17 "Plan" means the Landmark Systems Corporation 1998 Employee Stock Purchase Plan, as it may be amended and restated from time to time.

               2.18 "Purchase Period" means a calendar quarter.

               2.19 "Purchase Price" means the price for each share of Common Stock, which shall be 85 percent of the Fair Market Value of such Common Stock.
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               2.20 "Subsidiary" means any corporation (other than the
               Corporation) in an unbroken chain of corporations beginning with the Corporation if, as of an Investment Date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The Board shall determine whether a Subsidiary may adopt the Plan for the benefit of its employees.

3.  ADMINISTRATION OF THE PLAN

               3.1 Administration of Plan. The Plan shall be administered by the Board or by a committee appointed by the Board, which shall be composed of at least three (3) individuals.

               3.2 Authority of Board or Committee. The Board or, if applicable, the Committee shall have full power and authority to:

               (i) determine whether Common Stock shall be purchased from the Corporation or by purchases in the open market or in private transactions;

               (ii) interpret and construe the Plan and adopt such rules and regulations it shall deem necessary and advisable to implement and administer the Plan; and

               (iii) designate persons to carry out its responsibilities, subject to such limitations, restrictions and conditions as it may prescribe, provided that the Board or Committee may not delegate its authority if such delegation would cause the Plan not to comply with the requirements of Rule 16b-3 under the Exchange Act or any successor rule of the Commission.

               The foregoing determinations shall be made in accordance with the Board's or Committee's best business judgment as to the best interests of the Corporation and its stockholders and in accordance with the purposes of the Plan.

               3.3 Determinations of Committee. A majority of the Committee shall constitute a quorum at any meeting of the Committee, and all determinations of the Committee shall be made by a majority of its members. Any action which the Committee shall take through a written instrument signed by all of its members shall be as effective as though it had been taken at a meeting duly called and held. The Committee shall report all actions taken by it to the Board.

               3.4 Delegation. The Board or Committee may delegate such non-discretionary administrative duties under the Plan to one or more agents as it shall deem necessary and advisable.

               3.5 Effect of Board or Committee Determination. No member of the Board or Committee shall be personally liable for any action or determination made in good faith with respect to the Plan or to any settlement of any dispute between a Participating
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               Employee and the Corporation. Any decision made or action taken by the Committee or the Board with respect to the administration or interpretation of the Plan shall be conclusive and binding upon all persons.

4.  ELIGIBILITY

All employees of the Corporation and its Subsidiaries are eligible to participate in the Plan, except employees whose customary employment is twenty hours or less per week or who are employed for not more than five months in a calendar year. Each Eligible Employee may become a participant as of the first day of any calendar quarter by authorizing payroll deductions as provided in
Section 6.

No director of the Corporation or of any Subsidiary who is not an employee shall be eligible to participate in the Plan. Independent contractors of the Corporation or any Subsidiary are not eligible to participate in the Plan.

5.  SHARES SUBJECT TO PLAN

Subject to adjustment as provided in Section 14, the aggregate number of shares of Common Stock which may be issued and purchased under the Plan shall not exceed 1,000,000 shares of Common Stock. Shares needed to satisfy the needs of the Plan may be acquired from the Corporation or by purchase at the expense of the Corporation on the open market or in private transactions.

6.  ELECTION TO PARTICIPATE

Each Eligible Employee may become a Participating Employee effective on the first day of any calendar quarter coincident with or following the date such individual becomes an Eligible Employee by filing with the Board or Committee an Enrollment Form authorizing specified regular payroll deductions from such Eligible Employee's Cash Compensation. Such regular payroll deductions shall be subject to a minimum deduction of $25 per payroll period and a maximum deduction of 10 percent of Cash Compensation. All regular payroll deductions shall be credited to the Payroll Deduction Account that the Corporation has established in the name of the Participating Employee.

A Participating Employee may at any time withdraw from the Plan and cease to be a Participating Employee. An employee who has ceased to be a Participating Employee may not again become a Participating Employee until the first day of the next calendar quarter. A Participating Employee may, effective as of the first day of the following calendar quarter, increase or decrease the amount of such Participating Employee's payroll deductions by filing a new Enrollment Form.

Enrollment Forms must be filed with the Corporation not less than fourteen days before the beginning of a calendar quarter to be effective for that calendar quarter unless a shorter period of time is prescribed by the Board or Committee. An Enrollment Form not filed within the prescribed filing period shall be effective the first day of the calendar quarter following the


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calendar quarter when it would otherwise become effective. An Enrollment Form, once filed, shall remain in effect for all subsequent payroll periods, unless the Participating Employee withdraws from the Plan or amends his or her Enrollment Form to increase or decrease the Employee's payroll deductions.

7.  PURCHASE FROM PAYROLL DEDUCTION ACCOUNT

Each Participating Employee having eligible funds in such Participating Employee's Payroll Deduction Account on an Investment Date shall be deemed, without any further action, to have purchased the number of whole shares which the eligible funds in such Participating Employee's Payroll Deduction Account could purchase at the Purchase Price. Any portion of the Participating Employee's Payroll Deduction Account that is not applied to the purchase of shares of Common Stock shall be held for the purchase of shares on the next Investment Date, unless the Participant has withdrawn from the Plan. In such event, any funds credited to the Participating Employee's Payroll Deduction Account shall be returned, without interest.

8.  STOCK PURCHASES

Shares of Common Stock shall be acquired for Participating Employees as of each Investment Date either from the Corporation or, if directed by the Board or Committee, by purchases on the open market or in private transactions using the payroll deduction amounts held by the Corporation for Participating Employees. If shares are purchased in one or more transactions on the open market or in private transactions at the direction of the Board or Committee, the Corporation will pay the difference between the Purchase Price and the price at which such shares are purchased for Participating Employees. As soon as practicable following each Investment Date, the Corporation shall direct the Corporation's transfer agent to credit on the books of the Corporation or deliver to each Participating Employee a stock certificate, the whole shares of stock acquired on such Investment Date by the Participating Employee.

9.  LIMITATION ON PURCHASES

No Participating Employee may purchase any Common Stock under this Plan and any other plan of the Corporation, and its Subsidiary corporations intended to qualify under Section 423 of the Code if the Fair Market Value of the purchase plus the Fair Market Value of all prior purchases by the Participating Employee under such plans (determined by reference to the Fair Market Value on each date of purchase) during any calendar year exceeds $25,000.

A Participating Employee's Payroll Deduction Account may not be used to purchase Common Stock on any Investment Date to the extent that after such purchase the Participating Employee would own (or be considered as owning within the meaning of Section 424(d) of the Code) stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Corporation or any Subsidiary. For this purpose, stock which the Participating Employee may purchase under any outstanding option shall be treated as owned by such Participating Employee. As of the first Investment Date on which this Section 9 limits a Participating Employee's ability to purchase Common Stock, the employee shall cease to be a Participating Employee.


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10.  TITLE TO SHARES

The Corporation shall direct the Corporation's stock transfer agent to credit each Participating Employee with the whole shares acquired on each Investment Date. The Participating Employee may designate on his or her Enrollment Form whether shares shall be credited in the name of the Participating Employee or in the name of such Participating Employee jointly with a member of such Participating Employee's family, with right of survivorship. A Participating Employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may direct that shares be credited in the Participating Employee's name as tenant in common with a member of the Participating Employee's family, without right of survivorship.

11.  RIGHTS AS A SHAREHOLDER

A Participating Employee shall have the right at any time to obtain a certificate for the whole shares of Common Stock credited to such Participating Employee or to direct that such shares be transferred to a broker designated by the Participating Employee to be held in street name.

Subject to the provisions of Section 6, a Participating Employee shall have the right at any time to direct that any shares held in such Participating Employee's name be sold through a broker selected by the Participating Employee, and that the proceeds, less expenses of sale, be remitted to the Participating Employee.

If a Participating Employee ceases to be such, the Participating Employee may elect to have the shares credited to such Participating Employee's name sold by a broker designated by the Participating Employee and the proceeds, after selling expenses, remitted, or the Participating Employee may elect to have a certificate for the whole shares of Common Stock credited to such Participating Employee's name forwarded to the Participating Employee.

As a condition of participation in the Plan, each Participating Employee agrees to notify the Corporation in the event such individual sells or otherwise disposes of any of the shares of Common Stock acquired under this Plan within two years of the Investment Date on which such shares were purchased.

12.  RETIREMENT, TERMINATION AND DEATH

In the event of a Participating Employee's retirement or termination of employment, or if a Participating Employee ceases to be such, the amount in the Participating Employee's Payroll Deduction Account shall be refunded to the Participating Employee, and, unless otherwise elected, certificates will be issued for whole shares held in such Participating Employee's name. If a Participating Employee elects to have the shares sold, the Participating Employee will receive the proceeds of the sale, less selling expenses. In the event of death, the amount in the Participating Employee's Payroll Deduction Account and all shares in the Participating Employee's name shall be delivered to the beneficiary designated by the Participating Employee in a writing filed with the Corporation. If no beneficiary has been designated, or if the designated



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beneficiary does not survive the Participating Employee, such amount and all shares shall be delivered to the estate of the Participating Employee.

13.  RIGHTS NOT TRANSFERABLE

Rights under the Plan are not transferable by a Participating Employee except pursuant to a qualified domestic relations order, by will or by the laws of descent and distribution. All rights under the Plan are exercisable, during a Participating Employee's lifetime, only by such Participating Employee.

14.  CHANGES IN CAPITALIZATION

Subject to any required action by the stockholders, the number of shares covered by the Plan and the Purchase Price shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation. In the event of a change of all of the Corporation's authorized Common Stock with par value into the same number of shares with a different par value or without par value, the Shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Board or Committee, whose determination in that respect shall be final, binding and conclusive, provided that the Board or Committee shall make no adjustment that would cause the Plan to fail to continue to qualify as an employee stock purchase plan under Section 423 of the Code.

Except as hereinbefore expressly provided in this Section 14, a Participating Employee shall have no rights (i) by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, or (ii) by reason of any dissolution, liquidation, merger, or consolidation, spin-off of assets or stock of another corporation, or any issue by the Corporation of shares of stock of any class, nor shall any of these actions affect, or cause an adjustment to be made with respect to, the number or Purchase Price of shares subject to the Plan. The Plan shall not affect in any way the right or power of the Corporation (i) to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, (ii) to merge or consolidate,
(iii) to dissolve, liquidate, or sell or transfer all or any part of its business or assets or (iv) to issue any bonds, debentures, preferred or other preference stock ahead of or affecting the Common Stock.

15.  AMENDMENT OF THE PLAN

The Board of Directors may at any time, or from time to time, amend the Plan in any respect; provided, however, that the shareholders of the Corporation must approve any amendment that would materially (i) decrease the Purchase Price,
(ii) increase the number of shares of Common


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Stock that may be issued under the Plan, or (iii) modify the requirements as to eligibility for participation in the Plan.

16.  TERMINATION OF THE PLAN

The Plan shall terminate on the earlier of:

(a) the Investment Date that Participating Employees become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase; or

(b) April 1, 2008, or at any earlier date at the discretion of the Board of Directors.

In the event that the Plan terminates under circumstances described in (a) above, reserved shares remaining as of the termination date shall be issued to Participating Employees on a pro rata basis. Upon termination of the Plan, all amounts in an employee's Payroll Deduction Account that are not used to purchase Common Stock will be refunded.

17.  GOVERNING LAW

The Plan shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia.


18.  EFFECTIVE DATE OF PLAN

The Plan shall become effective on the date and at the time of the Corporation's 1998 annual meeting of shareholders, subject to the approval of the Plan on or before such date by a majority of the voting shares of Common Stock represented and entitled to vote.